Exhibit 99.1

Pacific Software Inc. Completes Spinoff to Shareholders

Toronto, Ontario– May 13, 2019 – Pacific Software, Inc. (OTC: PFSF) (“Pacific Software” or the “Company”), today announced the completion of a dividend spinoff of common stock and preferred stock. Shareholders of Pacific Software Inc. may expect to receive shares of Hypersoft Ventures after the April 9, 2019 Payment Date for the spinoff, delivery by mail service.

“The stock dividend spinoff to shareholders will be based on the preferred and common stock that is issued and outstanding as of the Record Date of December 31, 2018”, stated Harrysen Mittler CEO “The spin off shares will be issued with restricted legend attached and will remain restricted until such time as Hypersoft Ventures files a Form 10, or the shares qualify for a valid exemption from registration.”

Hypersoft Ventures is a marketing and sales corporation fashioned as a host for BOAPIN.com an online trading platform that manages commercial activities in the commodities sector for traders. The portal provides a variety of competitive pricing solutions and services for traders including; smart contracts, digital marketing, financial services, blockchain tracking solutions, commodities search/match interface, product certifications and other tools.

The company intends to manage the business activities of the trading portal to buyers and sellers globally. The initial focus of the portal will be directed to the emerging markets of Brazil and China. Extensive research has indicated that these countries are well suited to embrace the e-commerce services to be offered by BOAPIN on a bilateral basis.

Brazil has a wealth of products to be offered for sale and China is one of Brazil’s larger and expanding trading partners. Several key commodities to be offered through the platform could include; Agriculture, Wine & Spirits Fertilizers, Cosmetics, Chemicals, Electronics, Heavy Equipment, Apparel and others.

The implementation of digital marketing campaigns are planned to create brand admiration and awareness for users and traders in order to expand their global footprint. Utilization of the services offered by BOAPIN.com by potential users requires registration with the portal for a fee. Subscribers may begin to register their company profiles imminently.

About Pacific Software

Pacific Software, Inc. (OTC: PFSF) is an enterprise designer, developer, licensor and operator of transactional solutions for most industries It is postured for investments, mergers, acquisitions and business combination strategies for emerging technologies and digital platforms. The company recently launched and operates the BOAPIN.com project, a versatile commodities trading platform designed for international clients, traders and subscribers globally.

About BOAPIN

B0APIN.com is a multi-lingual, multi-faceted commodities trading portal uniquely positioned to deliver competitive B2B trading solutions to subscribers for the import/export trade sector. It may feature and deploy cutting-edge technologies such as Artificial Intelligence (AI), big data analytics, smart contracts, and blockchain solutions utilizing IBM’s Backend as a Service (BaaS) infrastructure. The BOAPIN platform aims to shorten trade cycles, increase trade efficiencies and increase global trade. Designed as an open architecture platform, BOAPIN could build an ecosystem which digitizes the trade process including; product listing, search/match interface, finance advertising, buyer /seller communications, product certification, logistics, trade, payment solutions, sales and order management. For additional information please visit www.BOAPIN.com and www.pacificsoftwareinc.com.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Pacific Software. and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the hyperledger blockchain technology solutions will be well received or utilized. Additional examples of such risks and uncertainties include, but are not limited to (i) Pacific Software's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Pacific Software’s ability to maintain existing, and secure additional, contracts with users of its solutions; (iii) Pacific Software’s ability to successfully expand in existing markets and enter new markets; (iv) Pacific Software’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Pacific Software’s business; (viii) changes in government licensing and regulation that may adversely affect Pacific Software’s business; (ix) the risk that changes in consumer behavior could adversely affect Pacific Software’s business; (x) Pacific Software’s ability to protect its intellectual property; (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent quarterly report on filed by Pacific Software with the Securities and Exchange Commission. Pacific Software anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Pacific Software assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Pacific Software, Inc.

info@pacificsoftwareinc.com

+1 914 564 2430